UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2011   (May 4, 2011)

Whitestone REIT
(Exact name of registrant as specified in its charter)

Maryland	000-50256	76-0594970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 827-9595

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On May 4, 2011, Whitestone REIT (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") in connection with the public offering (the "Offering") of its Class B common shares of beneficial interest, par value $0.001 (the "Class B Common Shares") per share by and among the Company, Whitestone REIT Operating Partnership, L.P. (the "Operating Partnership") and BMO Capital Markets Corp., JMP Securities LLC and Wunderlich Securities, Inc., as representatives of the several underwriters named in Schedule A thereto (collectively, the "Underwriters"), substantially in the form of the Underwriting Agreement filed as Exhibit 1.1 to the Company's Registration Statement on Form S-11 (Registration No. 333-173209) filed on March 31, 2011. Pursuant to the Underwriting Agreement, the Company agreed to sell 5,000,000 of its Class B Common Shares to the Underwriters at a purchase price per share of $11.34 (the offering price to the public of $12.00 per share minus the Underwriters' discount). The Company also provided the Underwriters with an option to purchase up to an additional 750,000 shares of Class B Common Shares to cover over-allotments. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make in respect of those liabilities. The Offering is expected to close on May 10, 2011.

Item 8.01. Other Events.

On May 5, 2011 the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated May 5, 2011

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT (Registrant)
May 5, 2011 (Date)	/s/ DAVID K. HOLEMAN David K. Holeman Chief Financial Officer